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                     [HARNEY WESTWOOD & RIEGELS LETTERHEAD]



                                                  Writer's Direct Line:

                                                  Your Ref:

31 October 2000                                   Our Ref: 15794-001-WAW-o01-v02


Deswell Industries, Inc.
Unit 516-517
Hong Leong Industrial Complex
#4 Wang Kwong Road
Kowloon Bay
Kowloon, Hong Kong

Dear Sirs

Deswell Industries, Inc.

We have been asked as counsel to Deswell Industries, Inc. a British Virgin Islands company (the "Company"), to provide this legal opinion in connection with the registration of a Registration Statement (the "Registration Statement") on Form F-3 under the United States Securities Act of 1933, as amended (the "Securities Act"), registering for resale by the selling shareholder named in the Registration Statement of 500,000 Common Shares of US$0.01 par value of the Company (the "Common Shares").

1.   For the purpose of this opinion we have reviewed the following documents:

     (a) the Registration Statement on Form F-3 provided to us filed by the Company with the United States Securities and Exchange Commission for the purpose of registering the Shares;

     (b)   (i)   the Memorandum and Articles of Association and certificate of incorporation of the Company;

           (ii) the minutes of the meeting of the directors of the Company held on 19 September 2000 authorising the transfer of the Common Shares to Nam Tai Electronics, Inc.;

           (iii) a Registered Agent's Certificate dated 27 October 2000 issued by Offshore Incorporations Limited, the Registered Agent of the Company in the British Virgin Islands; and

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           (iv)  a director's certificate dated 21 October 2000 and issued by
                 Lau Pui Hon, a director of the Company (the "Director's Certificate").

     (c) the public records of the Company as at 31 December 2000 on file with, and available for inspection at, the Companies Registry in the British Virgin Islands.

We have also made such other enquiries and reviewed such matters of law and examined the originals, photocopies, certified or otherwise identified to our satisfaction, of such other documents, records, agreements and certificates as we have considered relevant for the purposes of giving the opinion expressed below:

2. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

3.   Based on the foregoing, we are of the opinion that:

     (a) the Company is a company limited by shares, duly incorporated, validly existing, and in good standing as a separate legal entity under the laws and regulations of the British Virgin Islands;

     (b) the Common Shares to be registered by the selling shareholder named in the Registration Statement validly issued, fully paid and non-assessable.

In connection with the above opinion, we hereby consent:

(a) to the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the captions "Enforceability of Civil Liabilities" and "Legal Matters"; and

(b)  to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matters.



Yours faithfully
HARNEY WESTWOOD & RIEGELS

/s/ HARNEY WESTWOOD & RIEGELS









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